                                   UNDERWRITING AND
                          ADMINISTRATIVE SERVICES AGREEMENT

AGREEMENT made this 26th day of November, 1997 between and among Allmerica Financial Life Insurance and Annuity Company, a Delaware corporation (the "Company"), each of its separate investment accounts (the "Accounts") which is a registered investment company under the Investment Company Act of 1940 (the "1940 Act"), as may be established by the Company from time-to-time, and Allmerica Investments, Inc., a Massachusetts corporation (the "Distributor").


                                    WITNESSETH:
WHEREAS, the Company and the respective Accounts issue certain variable annuity contracts or variable insurance policies (the "contracts") which may be deemed to be securities under the Securities Act of 1933 (the "1933 Act"), and the laws of some states;

WHEREAS, the Distributor, an affiliate of the Company, is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD");

WHEREAS, the parties desire to have the Distributor act as principal underwriter for the Accounts set forth in Exhibit A, as may be amended from time-to-time by mutual consent of the parties, and to assume full responsibility for the securities activities of all "persons associated" (as that term is defined in Section 3(a)(18) of the 1934 Act) with the Distributor and engaged directly or indirectly in the variable contract operation (the "associated persons");

WHEREAS, the parties desire to have the Company perform certain administrative services in connection with the sale and servicing of the contracts.

NOW, THEREFORE, in consideration of the covenants and mutual promises of the parties made to each other, it is hereby covenanted and agreed as follows:

 1. The Distributor will act as the exclusive principal underwriter for the Accounts and as such will assume full responsibility for the securities activities of all the associated persons in connection with the sale of the contracts. The Distributor will train the associated persons, use its best efforts to prepare them to complete satisfactorily the applicable NASD and state examinations so that they may be qualified, register the associated persons as its registered representatives before they engage in the sale of the contracts, and supervise and control them in the performance of such activities. Notwithstanding anything in this Agreement to the contrary, the Distributor may enter into sales agreements with independent broker-dealers for the sale of the contracts. All such sales agreements entered into by the Distributor with independent broker-dealers shall provide that each independent broker-dealer will assume full responsibility for continued compliance by itself and its associated persons with the NASD Rules of Fair Practice and Federal and state securities laws.

 2. The Distributor will assume full responsibility for the continued compliance by itself and its associated persons with the NASD Rules of Fair Practice and Federal and state securities laws, to the extent applicable in connection with the sale of the contracts. The Distributor, directly or through the Company as its agent, will make timely filings with the SEC, NASD, and any other securities regulatory authorities of all reports and any sales literature relating to the Accounts required by law to be filed by the Distributor.

 3. The Company will prepare and submit to the Accounts (a) all registration statements and prospectuses (including amendments) and all reports required by law to be filed by the Accounts with Federal and state securities regulatory authorities, and (b) all notices, proxies, proxy statements, and periodic reports that are to be transmitted to persons having voting rights with respect to the Accounts.


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 4.  The Company will, except as otherwise provided in this Agreement, bear the cost of all services and expenses, including legal services and expenses, filing fees, and other fees incurred in connection with (a) registering and qualifying the Accounts and the contracts, and (b) preparing, printing, and distributing all registration statements and prospectuses (including amendments), contracts, notices, periodic reports, proxy solicitation material, sales literature, and advertising filed or distributed in connection with the sale of the contracts.

     All cost associated with the variable contract compliance function including, but not limited to, fees and expenses associated with qualifying and licensing associated persons with Federal and state regulatory authorities and the NASD and with performing compliance-related administrative services, shall be allocated to the Company. To the extent that the Distributor incurs out-of-pocket expenses in connection with the variable contracts compliance function, the Company shall reimburse the Distributor for such expenses. To the extent that such costs are in connection with services provided by employees of the Company, they shall be charged to the Company. The determination and allocation of all such costs shall be pursuant to the Cost Distribution Policy as stated in the Consolidated Service Agreement (effective January 1, 1993) among the Allmerica Financial group of affiliated companies, as may be amended from time.

 5. All purchase payments made under the contracts will be forwarded by or on behalf of Contract Owners directly to the Company and shall become the exclusive property of the Company. The Company agrees to pay on behalf of Distributor all sales commissions and any other remuneration due in connection with the sale of the contracts by associated persons of the Distributor and any independent broker-dealers having a sales agreement with the Distributor. The Distributor or the Company as agent for the Distributor shall pay all other remuneration due any other person for activities relating to the sale of the contracts. The Company shall reimburse the Distributor fully and completely for all amounts paid by the Distributor to any person pursuant to this Section.

 6. The Company will, as the Distributor's agent, (a) maintain and preserve in accordance with Rules 17a-3 and 17a-4 under the 1934 Act all books and records required to be maintained by the Distributor in connection with the offer and sale of the contracts being offered for sale pursuant to this Agreement, which books and records shall remain the property of the Distributor, and shall at all times be subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act, and all other regulatory bodies having jurisdiction, and (b) send a written confirmation for each such transaction reflecting the facts of the transaction and showing that it is being sent on behalf of the Distributor acting in the capacity of agent for the Accounts, in conformance with the requirements of Rule 10b-10 of the 1934 Act.

 7. Each party hereto shall advise the others promptly of (a) any action of the SEC or any authorities of any state or territory of which it has knowledge, affecting registration or qualification of the Accounts or the contracts, or the right to offer the contracts for sale, and (b) the happening of any event which makes untrue any statement, or which requires the making of any change in the registration statement or prospectus in order to make the statements therein not misleading.

 8. The Company agrees to be responsible to the Accounts for all sales and administrative expenses incurred in connection with the administration of the contracts and the Accounts other than applicable taxes arising from income and capital gains of the Accounts and any other taxes arising from the existence and operation of the Accounts.

 9. As compensation for services performed and expenses incurred under this Agreement, the Company will receive the charges and deductions as provided in each outstanding series of the Company's contracts. Distributor will receive the compensation provided for in Section 4, and may receive such additional compensation, if any, as may be agreed upon by the parties from time-to-time.


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10.  Each party hereto agrees to furnish any other state insurance commissioner or regulatory authority with jurisdiction over the contracts with any information or reports in connection with services provided under this Agreement which may be requested in order to ascertain whether the variable insurance product operations of the Company are being conducted in a manner consistent with applicable statutes, rules and regulations.

11. This Agreement shall upon execution become effective as of the date first above written, and

     (a) Unless otherwise terminated, this Agreement shall continue in effect from year-to-year;
     (b) This Agreement may be terminated by any party at any time upon giving 60 days' written notice to the other parties hereto; and
     (c) This Agreement shall automatically terminate in the event of its assignment.

12. The initial Accounts covered by this Agreement are set forth in Appendix A. This Agreement, including Appendix A, may be amended at any time by mutual consent of the parties.

13. This Agreement shall be governed by and construed in accordance with the laws of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                              ALLMERICA FINANCIAL LIFE INSURANCE
                              AND ANNUITY COMPANY

                              By: /s/  David J. Mueller
                                 -------------------------------------
                              Title: Vice President


                              ALLMERICA INVESTMENTS, INC.

                              By: /s/ Thomas P. Cunningham
                                 -------------------------------------
                              Title: Vice President


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                                      Appendix A

     SEPARATE ACCOUNTS OF ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
                               AS OF SEPTEMBER 1, 1997

                         VEL Account

                         VEL II Account

                         Inheiritage Account

                         Allmerica Select Separate Account II

                         Group VEL Account

                         Fulcrum Variable Life Separate Account

                         Separate Account VA-K

                         Separate Account VA-P

                         Allmerica Select Separate Account

                         Separate Account KG

                         Separate Account KGC

                         Fulcrum Separate Account


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